Exhibit 99.1

DATE: Mar 6, 2014

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Reports Net Income for 2013

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced net income of $18.5 million, or $0.63 per share, compared with net income of $39.1 million, or $1.33 per share, in 2012.

The decrease in net income for 2013 compared with 2012 was attributable to higher income tax expense in Argentina, lower sales volumes, higher operating costs and expenses, a non-cash impairment charge, and lower equity income. Partially offsetting these impacts to net income were higher oil and natural gas sales prices, lower exploration expense and benefits realized from the Oil Plus hydrocarbon subsidy program in Argentina during 2013.

Higher income tax expense for 2013 reflects a non-cash deferred income tax of $14.1 million related to new tax legislation enacted by the Argentine government in the third quarter.

In September 2013, the Argentine government enacted certain tax reform legislation related to dividends and capital gains. The tax reform imposes a 10 percent tax on dividends and reinstated a 13.5 percent capital gain tax from the sale of shares and other securities. Consequently, Apco recorded the deferred tax expense in the third quarter of 2013 for the new Argentine capital gains tax associated with its equity investment in Petrolera Entre Lomas S.A. (Petrolera).

Full-year 2013 results also include a non-cash impairment charge of $3.3 million recorded in fourth-quarter 2013 related to heavy-crude producing properties in Colombia. Absent the deferred income tax and impairment charges, adjusted net income would have been approximately $35.9 million, or $1.22 per share, for the year.

Total operating revenues increased by $15.8 million during 2013 compared with 2012. Sales revenues from Apco’s Colombian operations and benefits realized from the Oil Plus hydrocarbon subsidy program in Argentina were the primary drivers of higher operating revenues experienced in 2013.

Total sales volumes applicable to Apco’s consolidated interest were 2.5 million on a barrel of oil equivalent (BOE) basis, or 4 percent lower than 2012. The change in volumes reflects a decline in volumes from Apco’s Argentine operations, partially offset by the positive impact of volumes from its Colombian operations which began production during the third quarter of 2012.

Total costs and operating expenses were higher for 2013 compared with the same periods of 2012 primarily due to higher production and lifting costs, depreciation expense, greater foreign exchange losses and the impact of a non-cash impairment charge in the fourth quarter. These variances were partially offset by lower exploration expenses in 2013.

Apco also experienced lower equity income from its 40.72 percent interest in Petrolera. During 2013, the impact of lower operating revenues, higher operating costs and greater foreign exchange losses contributed to a decrease of $6.6 million in equity income from Argentine investment compared with 2012.

Total sales volumes applicable to Apco’s equity interest in Petrolera were 2.1 million BOE in 2013 – a decrease of 8 percent.

“During 2013, we have benefited from an improving commodity price environment in Argentina. At the same time, we are challenged by an unpredictable policy environment in the country,” said Bryan Guderian, Apco’s chief executive officer.

“We are hopeful the investment environment will improve to encourage growth for oil and gas producers in Argentina,” Guderian added.

2013 Capital Program and Operational Update

Full-year capital expenditures of $49.9 million attributable to Apco’s consolidated interests were invested primarily in development and exploration drilling in Neuquén basin properties and exploration drilling in Colombia. During 2013, Apco participated in the drilling of 31 wells. Two of the wells were determined to be unproductive.

“We are working to overcome drilling delays caused by increased rig utilization rates in Argentina during 2013, which caused postponement in several of our planned development and exploration drilling efforts,” said Michael Kyle, Apco’s president and chief operating officer.

“In 2014, our plan is to continue to execute on our development drilling opportunities to stem production declines from our mature properties in Argentina and to seek growth through exploration drilling.

“In Colombia, we have significant exploration activity ongoing. Nine exploration wells are planned for 2014 in the Llanos 32, Llanos 40 and Turpial blocks,” Kyle added.

Apco Oil and Gas International Inc.

Summary of Earnings

(In Thousands of Dollars Except Per Share Amounts)

	2013	2012
Three months ended December 31
Operating revenue	38,282	35,254
Costs and operating expenses	35,844	31,365
Investment income	4,644	4,244
Net income attributable to Apco	1,081	6,074
Per share	0.04	0.21

	2013	2012
Twelve months ended December 31
Operating revenue	149,023	133,263
Costs and operating expenses	120,621	107,192
Investment income	20,713	26,108
Net income attributable to Apco	18,496	39,061
Per share	0.63	1.33

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.